UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  April 19, 2012

AMR CORPORATION
(Exact name of registrant as specified in its charter)

          Delaware                                 1-8400                                  75-1825172
(State of Incorporation)  ( Commission File Number)   (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)                     (Zip Code)

                     (817) 963-1234
                                                                                     (Registrant's telephone number)

                                                      (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure

On April 19, 2012, Thomas W. Horton, the Chairman, President and Chief Executive Officer of AMR Corporation and American Airlines Inc., released an employee letter.  A copy of the letter is attached hereto as Exhibit 99.1.

Exhibit
Number                                                  Description

99.1                                                      Letter from Thomas W. Horton dated April 19, 2012

Forward Looking Statements
The attached letters contain "forward-looking statements." These statements are based on AMR management's current expectations and assumptions, and as such involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those that the company now anticipates — both in connection with the Chapter 11 filings and AMR's business and financial prospects. Statements of management's expectations, including its desire to successfully restructure in order to return the company to long term viability and financial strength, to compete effectively in the marketplace, to cut costs and to restore profitability, are based on current assumptions and expectations. No assurance can be made that these events will come to fruition. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, which further identify the important risk factors which could cause actual results to differ materially from the forward-looking statements in this release. Those risks include, without limitation, the potential impact of volatile and rising fuel prices. The company disclaims any obligation to update any forward looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  April 19, 2012

EXHIBIT INDEX

Exhibit 99.1	Description Letter from Thomas W. Horton dated April 19, 2012.

Dear American Team

It is now almost five months since we began our journey to create a new American built for profitability, growth and industry leadership.  We have made much progress on the restructuring, but most importantly, we have been running a very good operation focused on our customers, and for that I thank all of you.

Today we announced our first quarter results, a net loss of $248 million, excluding special and restructuring items, compared to a loss of $405 million last year.  While the continuing loss underscores the need for us to move quickly to complete our restructuring, I am encouraged by the improvement.  This is especially true given the 17.6 percent increase in fuel price, costing us an additional $325 million versus last year.

I am particularly encouraged by our revenue improvement, which outpaced the industry average.  Our consolidated unit revenue increased by 10.3 percent, with increases across all five of our hubs and across all international regions as we continue to capitalize on our network and partnerships.  Our network strategy to focus on the key business markets is paying dividends and, notably, we are seeing increasing positive momentum from our Atlantic joint business with British Airways and Iberia.  Also, our Latin America business is thriving, as we capitalize on our franchise and the economic growth in that region, which we serve better than any other carrier from our gateways in Miami, DFW and New York.  Expanding this business and building on our strengths are an integral part of our future plans, and we will add Manaus, our seventh destination in Brazil, this summer.

Our operating performance has been the best in many years, in part benefitting from unusually good weather in the US in the first quarter.  But American’s performance has been truly exceptional.  Our on time performance for this period was the best in 10 years.  Our maintenance delays and cancellations were the best in five years.  Our baggage performance was our best on record, an improvement of roughly 30 percent over last year.  Our customer survey data for the first quarter indicate that our customers' onboard and airport experience --- across all cabins --- was rated the highest in 18 months. And our rankings on most measures show steady improvement on our way back to industry leadership.  Any way you look at it, it’s clear the people of American are standing tall and doing a great job for our customers.

Of course, Mother Nature was less kind in April, with heavy storms, tornados and hail around the DFW area.  Our operations were severely affected, causing the cancellation of hundreds of flights and damaging 80 American and American Eagle aircraft.  Again, our team rose to the occasion and with extraordinary efforts had our operation back to full strength within just five days. I would like to recognize all of our people and, in particular, our maintenance and engineering colleagues deserve special thanks for doing heroic work to get our planes back in the air.

Results like these demonstrate once again that we have the best team in the business. You all continue to deliver for customers while our restructuring continues to progress.  We’ve made great strides on restructuring our balance sheet and aircraft leases, rationalizing the fleet and facilities, improving supplier contracts and streamlining the management structure, starting at the top.  All of these steps taken together will improve our efficiency and productivity and reduce our costs by hundreds of millions of dollars as part of the plan to make American profitable and successful again.

As you know, the next phase of the process is to achieve labor contracts consistent with a successful company.  In the coming weeks, we will be involved in a court supervised process known as the Section 1113 process, which has been a common feature in other successful airline restructurings.  The court proceedings will begin next week with a decision from the Judge expected by early June.  While we follow this process, of course, the ultimate objective will be to achieve consensually negotiated new contracts, and company and union negotiators will be encouraged to this end.  At the same time, we will continue to work through the required changes for all management and other independent workgroups.

As you know, there continues to be much takeover speculation in the press fueled by those who seek to serve their own agendas, including the circulation of misleading information.   I expect this to continue and to escalate.  Naturally, there are many who do not want American to succeed. Surprisingly, our competitors have even been encouraged by a few within our own ranks.  I believe the best way for us to achieve the best outcome for our company, our people and our stakeholders is to proceed quickly with our restructuring to create a successful, growing and profitable company.   Again, I encourage you to stay very well informed and engaged as we proceed.

Thanks for all you do every day.  I believe, more than ever, we are well along on our path to returning American to its rightful place of industry leadership.

Sincerely,

Tom